UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2008

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-144067; 333-144068; 333-150885	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 13, 2008, NCO Group, Inc. issued a press release announcing its results of operations for the third quarter of 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 14, 2008, NCO Group, Inc. hosted an investor conference call to discuss items in the November 13, 2008, press release in more detail and to allow the investment community an opportunity to ask questions. A copy of the transcript from the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Information concerning earnings before interest expense, taxes, depreciation and amortization, referred to as EBITDA is presented in the attached transcript. A reconciliation of EBITDA to the Company’s net income (loss) in conformity with accounting principles generally accepted in the United States and certain other information is contained in the Company’s press release attached as Exhibit 99.1.

The Company disclaims any obligation to update the information in this Report as a result of new information, future events, or otherwise.

Item 7.01 Regulation FD Disclosure

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

No.	Description
99.1	Press Release dated November 13, 2008.

99.2	Transcript of NCO Group, Inc. conference call on November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: November 18, 2008	By:	/s/ John R. Schwab
	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated November 13, 2008.

99.2	Transcript of NCO Group, Inc. conference call on November 14, 2008.

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